Hooper Holmes Confidential News Release For further information: Hooper Holmes Henry E. Dubois President and CEO (913) 764-1045 Investors: Andrew Berger S.M. Berger & Company (216) 464-6400 Hooper Holmes Announces Third Quarter 2016 Financial Results OLATHE, Kan., Thursday, November 10, 2016 -- Hooper Holmes, Inc. (NYSE MKT:HH) today announced financial results for the quarter ended September 30, 2016. Consolidated revenues totaled $9.75 million for the third quarter of 2016, an increase of 5.2% compared to the third quarter of 2015. The Company recorded a net loss of $2.1 million for the third quarter of 2016, which represents an improvement of 3.1% versus the third quarter of 2015. Adjusted EBITDA for the third quarter 2016 was a loss of $81,000, a significant improvement compared to the third quarter 2015. Gross profit for the 2016 third quarter increased to $2.5 million, a 15.9% improvement compared to the same period in 2015. Selling, general and administrative expenses for the three month period ended September 30, 2016, totaled $3.6 million, a decrease of 4.1% compared to the third quarter of 2015. Henry Dubois, President and CEO of Hooper Holmes commented, "Gross profit and adjusted EBITDA improved for the third consecutive quarter. While we have experienced a longer than usual lead time in ramping up revenue from new contracts, revenues have increased 8.9% on a year-to-date basis, compared to 2015. As top line revenue increases, along with better gross and operating margins, we expect to be generating cash flows from operations." Mr. Dubois continued, "Revenue from our top 10 Channel Partners and Clinical Research customers grew 25% in the 2016 third quarter compared to the 2015 third quarter, and 18% year- to-date on a year-over-year basis. Revenue from our top 10 Direct customers grew 17% compared to the 2015 third quarter. As a result of these trends our business in the fourth quarter 2016 is off to a good start and should compare favorably to the fourth quarter 2015. We believe this gives us a solid base on which to grow as we continue to execute our plans to improve financial performance. As 2017 begins we expect to see continued year-over-year improvements."

Hooper Holmes Confidential 2 Conference Call The Company will host a conference call today, Thursday, November 10, 2016, at 7:30 a.m. CT (8:30 a.m. ET) to discuss its third quarter 2016 financial results. A slide presentation will accompany the conference call and is available on the Company’s website located at www.hooperholmes.com. To participate in the conference call, please dial 888-438-5493 or internationally 1-719-457- 2651, conference ID: 5250866, five to ten minutes before the call is scheduled to begin. A live webcast will be hosted on the Company's website located at www.hooperholmes.com. A replay of the conference call will be available through November 17, 2016, by dialing 844-512-2921, or internationally 1-412-317-6671. The access code for the replay is 5250866. About Hooper Holmes Hooper Holmes mobilizes a national network of health professionals to provide on-site health screenings, laboratory testing, risk assessment and sample collection services to wellness and disease management companies, employers and brokers, government organizations and academic institutions nationwide. Under the Accountable Health Solutions brand, the Company combines smart technology, healthcare and behavior change expertise to offer comprehensive health and wellness programs that improve health, increase efficiencies and reduce healthcare delivery costs. More information is available at hooperholmes.com and at accountablehealthsolutions.com. This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, and other variations or comparable terminology. These forward-looking statements include all statements other than historical facts. Any forward-looking statement made by management during this call is not a guarantee of future performance, and actual results may differ materially from those expressed in or suggested by the forward-looking statements, as a result of various factors, including, without limitation the factors discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2015, as the same may be updated from time-to-time in subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by management on this call speaks only as of the date hereof, and the Company has no obligation, and does not intend, to update any forward- looking statements after the date hereof, except as required by federal securities laws. In addition, management uses the non-GAAP performance measures EBITDA and Adjusted EBITDA on this call. You can find a reconciliation of such measures to their nearest GAAP equivalent in the Company’s earnings release, which is available on our website.

Hooper Holmes Confidential 3 Hooper Holmes, Inc. Consolidated Balance Sheets (in thousands) September 30, 2016 December 31, 2015 ASSETS (unaudited) Current assets: Cash and cash equivalents 825$ 2,035$ Accounts receivable, net of allowance for doubtful accounts 7,403 5,565 Inventories 1,481 567 Other current assets 431 331 Total current assets 10,140 8,498 Property, plant and equipment, net 1,939 2,771 Intangible assets, net 4,356 5,331 Goodwill 633 633 Other assets 394 450 Total assets 17,462 17,683 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY Current liabilities: Accounts payable 5,555 5,339 Accrued expenses 2,526 2,313 Short-term debt 6,924 5,330 Other current liabilities 2,591 2,873 Total current liabilities 17,596 15,855 Other long term liabilities 444 1,611 Commitments and contingencies Stockholders' (deficit) equity: Common stock 402 3,121 Additional paid-in capital 165,988 156,195 Accumulated deficit (166,968) (159,028) (578) 288 Less: Treasury stock at cost - (71) Total stockholders' (deficit) equity (578) 217 Total liabilities and stockholders' (deficit) equity 17,462$ 17,683$

4

HOOPER HOLMES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except share and per share data)

	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
Revenues	$ 9,750	$ 9,272	$ 24,634	$ 22,615
Cost of operations	7,282	7,143	18,941	18,060
Gross profit	2,468	2,129	5,693	4,555
Selling, general and administrative expenses	3,586	3,740	11,138	10,212
Transaction costs	50	57	379	737
Operating loss from continuing operations	(1,168)	(1,668)	(5,824)	(6,394)
Interest expense, net	878	388	2,678	1,097
Other income	(0)	-	(887)	-
Loss from continuing operations before taxes	(2,046)	(2,056)	(7,615)	(7,491)
Income tax expense	5	5	15	15
Loss from continuing operations	(2,051)	(2,061)	(7,630)	(7,506)
Discontinued operations:				
Loss from discontinued operations	(1)	(57)	(310)	(82)
Net loss	$ (2,052)	$ (2,118)	$ (7,940)	$ (7,588)
Reconciliation of GAAP results to Non-GAAP results				
Interest expense	$ 243	$ 208	$ 681	$ 366
Other debt related costs included in interest expense	635	180	1,997	731
Income tax expense	5	5	15	15
Depreciation and amortization	682	672	2,090	1,546
Share-based compensation expense	78	167	548	360
Severance costs	277	-	277	-
Stock payments in connection with debt amendments	-	-	50	-
Transaction costs	50	57	379	737
Transition costs	1	247	57	505
Portamedic contingent liability	-	168	150	168
Write-off of SWK Warrant #2	-	-	(887)	-
Adjusted (Non-GAAP) EBITDA	$ (81)	$ (414)	$ (2,583)	$ (3,160)

Adjusted EBITDA for third quarter 2016 was ($0.1 million), compared to ($0.4 million) in the third quarter of 2015. The above schedule is a description of adjustments made to net loss.

	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
Income (loss) per share				
Continuing operations:				
Basic	$ (0.22)	$ (0.40)	$ (0.89)	$ (1.49)
Diluted	(0.22)	(0.40)	(0.89)	(1.49)
Discontinued operations:				
Basic	(0.00)	(0.01)	(0.04)	(0.02)
Diluted	(0.00)	(0.01)	(0.04)	(0.02)
Net loss:				
Basic	(0.22)	(0.41)	(0.93)	(1.51)
Diluted	(0.22)	(0.41)	(0.93)	(1.51)
Weighted average number of shares:				
Basic and diluted	9,149,418	5,185,986	8,604,846	5,026,095

Hooper Holmes Confidential